UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13500 Evening Creek Drive N., Suite 550 San Diego, California 92127
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	IWSY	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 29, 2020, ImageWare Systems, Inc. (the "Company") entered into promissory notes (the "Notes") in the principal amounts of $450,000 and $100,000, payable to Neal Goldman and to S. James, Miller, respectively, members of the Company's Board of Directors. The Notes evidence amounts advanced to the Company by Messrs. Goldman and Miller in April 2020, and are convertible into shares of the Company’s common stock, par value $0.01 per share, for $0.16 per share. The promissory notes bear interest at the rate of 5% per annum, and mature on the earlier to occur of October 13, 2020 or on such date that the Company consummates a debt and/or equity financing resulting in net proceeds to the Company of at least $3.0 million.

As of the date of this Current Report on Form 8-K, an aggregate of $550,000 principal amount remained outstanding under the terms of the Notes.

The foregoing description of the Notes does not purport to be complete, and is qualified in its entirety by reference to the Notes attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

10.1	Convertible Promissory Note issued by the Company to Neal Goldman, dated June 29, 2020
10.2	Convertible Promissory Note issued by the Company to S. James Miller, dated June 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: July 6, 2020	By:	/s/ Jonathan Morris
Jonathan Morris
Chief Financial Officer